SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2009

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On August 24, 2009, Jeffery H. Boyd, President and Chief Executive Officer of priceline.com Incorporated (“priceline.com”), entered into a stock trading plan implemented pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “August 2009 Plan”).

The August 2009 plan provides for the exercise of the stock options listed below and the sale of the underlying shares of priceline.com common stock:

•      In 2009, the exercise of 20,833 stock options (expiring December 2011) and the sale of the underlying shares.

•      In each of 2010, 2011 and 2012, the exercise of approximately 16,666 stock options (expiring May 2013) and the sale of the underlying shares.

•      In each of 2010, 2012 and 2013, the exercise of 50,000 stock options (expiring February 2014) and the sale of the underlying shares.

Under the terms of the Plan, Mr. Boyd will have no discretion or control over the timing or effectuation of the sales.

On August 21, 2009, Mr. Boyd owned directly 171,095 shares of priceline.com common stock (which amount excludes any unvested equity awards under the company’s employee benefit plans), none of which are subject to the terms of this or another pre-arranged trading plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  August 27, 2009